UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2012

VERINT SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34807 (Commission File Number)	11-3200514 (IRS Employer Identification No.)

330 South Service Road, Melville, New York (Address of Principal Executive Offices)	11747 (Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Director.
Effective August 16, 2012, Susan Bowick resigned from the Verint Systems Inc. (“Verint”, “we”, “us”, or “our”) board of directors (the “Board”) and all committees thereof. Ms. Bowick's resignation was not the result of any disagreement with Verint or its operations, policies, or practices.
(d) Appointment of New Director.
On August 16, 2012, the Board approved the election of John R. Egan as a director upon the recommendation of Comverse Technology, Inc. (“Comverse”), our majority stockholder. We have been informed by Comverse that it recommended Mr. Egan for election to our Board pursuant to the May 30, 2012 letter agreement between Comverse and Cadian Capital Management, LLC previously disclosed by Comverse in its quarterly report on Form 10-Q for the period ended April 30, 2012 filed with the Securities and Exchange Commission on June 11, 2012. Neither Verint nor Mr. Egan is a party to that letter agreement. For more information about Comverse's ownership of a majority of our voting stock, including its ability, acting alone, to cause the removal of existing directors and/or the election of new directors to our Board in order to fill vacancies, please see our definitive proxy statement filed with the Securities and Exchange Commission on May 14, 2012.
The Board has determined that Mr. Egan is “independent” for purposes of NASDAQ's governance listing standards (specifically, NASDAQ Listing Rule 5605(a)(2)).
Mr. Egan, age 54, has been a managing partner and general partner of Egan-Managed Capital, a venture capital firm, since 1998. From 1997-1998 Mr. Egan served as the Executive Vice President, Products and Offerings of EMC Corporation (“EMC”) and from 1992 -1996 he served as Executive Vice President, Sales and Marketing of EMC. From 1986-1992, Mr. Egan held various executive roles with EMC, including Executive Vice President, Operations, and Executive Vice President, International Sales. Mr. Egan has served as a director for EMC since 1992, for VMWare Inc., where he is currently the Chairman of the Mergers and Acquisitions Committee, since 2007, for NetScout Systems, Inc., where he is currently Lead Director, a member of the Audit Committee and a member of the Nominating and Governance Committee, since 2001, and for Progress Software Corporation since 2011.

Mr. Egan is expected to become party to an Indemnification Agreement with us on the same basis as our other directors, the terms of which are described in our Annual Report on Form 10-K for the year ended January 31, 2012. Mr. Egan will be compensated for his service in the same manner as our other independent directors, each of whom receives a $50,000 annual retainer (paid quarterly) and an annual equity grant valued at $140,000, subject to one-year vesting, which will be prorated for Mr. Egan's partial year of service.

Item 8.01. Other Events
Effective August 16, 2012, in connection with Ms. Bowick's resignation from the Board, Victor DeMarines was appointed as the Chairman of the Compensation Committee. As a result, as of August 16, 2012, the members of the Compensation Committee are Mr. DeMarines (chair), Mark Terrell, and Howard Safir.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: August 16, 2012

	By:	/s/ Peter Fante
		Name:	Peter Fante
		Title:	Chief Legal Officer